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Exhibit 10.6

FORM OF
EXCO PARTNERS, LP
2008 LONG-TERM INCENTIVE PLAN

        SECTION 1.    Purpose of the Plan.

        The EXCO Partners, LP 2008 Long-Term Incentive Plan (the "Plan") has been adopted by EXCO Partners GP LP, LLC, a Delaware limited liability company (the "Company"), the managing general partner of EXCO Partners, LP, a Delaware limited partnership (the "Partnership"). The Plan is intended to promote the interests of the Partnership, the Company and their Affiliates by providing to employees, consultants and directors of the Partnership, the Company and their Affiliates incentive compensation awards based on Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates, and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.

        SECTION 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries' controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Award" means an Option, UAR, Restricted Unit, Phantom Unit, Other Unit-Based Award, Unit Award or Replacement Award, and shall also include any tandem DERs granted with respect to an Option, UAR or Phantom Unit.

        "Award Agreement" means the written or electronic agreement by which an Award shall be evidenced.

        "Board" means the Board of Directors of the Company.

        "Change of Control" means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

            (i)  any "person" or "group" within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act shall acquire beneficial ownership, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in EXCO, the Company, the General Partner or the Partnership; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of EXCO or the Company and acting in such capacity or (y) a Subsidiary of EXCO or a corporation owned, directly or indirectly, by the stockholders of EXCO in substantially the same proportions as their ownership of voting securities of EXCO;

           (ii)  any transaction resulting in any of the Partnership, the Company or the General Partner (or their respective successors or survivors by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) ceasing to be an Affiliate of EXCO or the Partnership (or their respective successors or survivors by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof);

          (iii)  the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

          (iv)  the sale, lease or other disposition by either the Company, the Partnership or the General Partner of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company;

           (v)  a transaction resulting in a Person other than the Company or an Affiliate of the Company being the managing general partner of the Partnership;

          (vi)  a transaction resulting in a Person other than the General Partner or an Affiliate of the General Partner being the general partner of the Partnership;

         (vii)  any consolidation, merger or share exchange of EXCO or the Partnership in which EXCO or the Partnership, as applicable, is not the continuing or surviving corporation or partnership, as applicable, pursuant to which shares of EXCO's common stock or the Units, as applicable, would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of EXCO or the Partnership in which the holders of EXCO's common stock or Units, as applicable, immediately prior to such transaction have the same proportionate ownership of common equity of the surviving entity immediately after such transaction or the merger of EXCO or the Partnership into one of its subsidiaries; or

        (viii)  the cessation of control (by virtue of their not constituting a majority of directors) of EXCO's Board of Directors by the individuals who (x) at the date of adoption of this Plan were directors or (y) become directors after the date of the adoption of this Plan and whose election or nomination for election by EXCO's shareholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of adoption of this Plan or whose election or nomination for election was previously so approved.

        Notwithstanding the foregoing, the Committee may elect in an Award Agreement to specify a different definition of "Change in Control" for purposes of complying with Section 409A of the Code or for any other reason as deemed appropriate by the Committee.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Audit Committee of the Board or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

        "Consultant" means an independent contractor, other than a Director, who performs services for the benefit of the Company, the Partnership or an Affiliate of either.

        "DER" or "Distribution Equivalent Right" means a contingent right, granted in tandem with a specific Option, UAR or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such DER is outstanding.

        "Director" means a member of the Board or a board of directors of an Affiliate who is not an Employee or a Consultant (other than in that individual's capacity as a Director).

        "Employee" means any employee of the Company, the Partnership or an Affiliate of either who performs services for the benefit of the Company, the Partnership or an Affiliate of either.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "EXCO means EXCO Resources, Inc., Texas corporation.

        "Fair Market Value" means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee. Notwithstanding the foregoing, with respect to an Award granted on the effective date of the initial public offering of Units, Fair Market Value on such date shall mean the initial offering price per Unit as stated on the cover page of the S-1 for such offering.

        "General Partner" means EXCO GP Partners, LP, a Delaware limited partnership.

        "Option" means an option to purchase Units granted under the Plan.

        "Other Unit-Based Award" means an award granted pursuant to Section 6(f) of the Plan.

        "Participant" means an Employee, Consultant or Director granted an Award under the Plan.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

        "Phantom Unit" means a phantom (notional) unit granted under the Plan which entitles the Participant to receive, at the time of settlement, an amount of cash equal to the Fair Market Value of one Unit; however, the Committee, in its discretion, may elect to pay such vested Phantom Unit with a Unit in lieu of cash.

        "Replacement Award" means an Award granted pursuant to Section 6(g) of the Plan.

        "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is not either exercisable by or payable to the Participant, as the case may be.

        "Restricted Unit" means a Unit granted under the Plan that is subject to a Restricted Period.

        "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" means the Securities and Exchange Commission, or any successor thereto.

        "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with EXCO, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if EXCO or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of EXCO, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

        "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under the Company's or Affiliate's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee. Notwithstanding the foregoing, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, in lieu of the foregoing definition, the definition of "Total and Permanent Disability" for purposes of such Award shall be the definition of "disability" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

        "Unit" means a common unit of the Partnership.

        "UAR" or "Unit Appreciation Right" means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash, Units or any combination thereof, as determined by the Committee in its discretion.

        "Unit Award" means the grant of a Unit that is not subject to a Restricted Period.

        "UDR" or "Unit Distribution Right" means a right to receive distributions made by the Partnership with respect to a Restricted Unit.

        SECTION 3.    Administration.

        (a)   Governance. The Plan shall be administered by the Committee.

        (b)   Delegation. Subject to the following and applicable law, the Committee, in it sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company or the Chief Financial Officer of the Company (the "Officer"), subject to limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Officer to whom such delegation has been made; provided, however, that such delegation shall not limit the Chief Executive Officer's or Chief Financial Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board.

        (c)   Authority and Powers. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Participant.

        SECTION 4.    Units.

        (a)   Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan may not exceed 14,700,000 Units; provided, however, if any Award (including Restricted Units) is terminated, cancelled, forfeited or expires for any reason without the actual delivery of Units covered by such Award or Units are withheld from an Award to satisfy the exercise price or the employer's tax withholding obligation with respect to such Award, such Units shall again be available for delivery pursuant to other Awards granted under the Plan. In the event that previously acquired Units are delivered to the Company in full or partial payment of the exercise price for the exercise of an Option granted under the Plan, the number of Units available for future Awards under the Plan shall be reduced only by the net number of Units issued upon the exercise of the Option. Notwithstanding the foregoing, (i) there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash, and (ii) any Units allocated to an Award shall, to the extent such Award is paid in cash, be again available for delivery under the Plan with respect to other Awards.

        (b)   Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its sole discretion.

        (c)   Anti-Dilution Adjustments. With respect to any "equity restructuring" event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of Statement of Financial Accounting Standards No. 123 ("FAS 123R") if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FAS 123R accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

        SECTION 5.    Eligibility.

        Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

        SECTION 6.    Awards.

        (a)   Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERS are granted with respect to such Option, and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

            (i)  Exercise Price. The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and, except with respect to a Replacement Award, may not be less than its Fair Market Value as of the date of grant.

           (ii)  Time and Method of Exercise. The Committee shall determine (a) the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events, and, (b) in its discretion, the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise through a program approved by the Company, with the consent of the Company, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

          (iii)  Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment or consulting with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Options.

          (iv)  DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent such a restriction on the DERs in the Award Agreement, DERs shall be paid promptly to the holder of the Options with respect to which these were granted without vesting restrictions.

        (b)   UARs. The Committee shall have the authority to determine the Employees and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether DERs are granted with respect to such Unit Appreciation Right, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

            (i)  Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but may not be less than the Fair Market Value of a Unit as of the date of grant.

           (ii)  Time of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals.

          (iii)  Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment with the Company and its Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Unit Appreciation Rights.

          (iv)  Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent such a restriction on the DERs in the Award Agreement, DERs shall be paid promptly to the holder of the Unit Appreciation Rights with respect to which they were granted without vesting restrictions.

        (c)   Phantom Units. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

            (i)  DERs. To the extent provided by the Committee in its discretion, a grant of Phantom Units may include a tandem DER grant, which provides that such DERs shall be credited to a bookkeeping account (without interest) and shall be paid to the Participant in cash upon the vesting of the tandem Phantom Unit. However, the Committee, in its discretion, may provide such other terms, including different vesting and payment forms and mediums and the "investment" of such DERs in additional Phantom Units, as it may choose with respect to DERs. Absent any vesting restrictions or "investment" requirements on the DERs in the Award Agreement, DERs shall be paid in cash promptly to the holder of the Phantom Units with respect to which they were granted without such restrictions or requirements.

           (ii)  Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment or consulting arrangement with the Company, the Partnership and their Affiliates or membership as a Director, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant, and any outstanding tandem DERs credited to such Participant, shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Phantom Units and DERs.

          (iii)  Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company cash equal to the Fair Market Value of one Unit as of the vesting date; however, the Committee, in its discretion, may elect to pay such vested Phantom Unit in the form of one Unit in lieu of cash.

        (d)   Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards.

            (i)  UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to such forfeiture and other restrictions as the Committee may choose and, if so restricted, such distributions shall be held, without interest, until the UDR vests or is forfeited. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid promptly to the holder of the Restricted Unit without restriction.

           (ii)  Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment or consulting with the Company, the Partnership and their Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Restricted Units awarded the Participant, and any unpaid UDRs credited to the Participant, shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeitures with respect to a Participant's Restricted Units and UDRs.

          (iii)  Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

        (e)   Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.

        (f)    Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions, if any, of any such Other Unit-Based Award. Upon or as soon as reasonably practical following vesting, an Other Unit-Based Award may be settled, as determined by the Committee in its sole discretion in cash, Common Units (including Restricted Units) or any combination thereof as determined by the Committee, in its discretion.

        (g)   Replacement Awards. Awards may be granted under the Plan in substitution or replacement for similar equity awards cancelled or forfeited by Employees, Consultants and Directors as a result of a merger or acquisition by the Partnership or an Affiliate of an entity or the assets of an entity. Such Replacement Awards may have such terms and conditions as the Committee may determine and the exercise price of an Option may be less than the Fair Market Value of a Unit on the date of such substitution or replacement.

        (h)   General.

            (i)  Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, the Partnership or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

           (ii)  Limits on Transfer of Awards.

            (A)  Except as provided in paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

            (B)  Except as provided in paragraphs (C below), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

            (C)  To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

          (iii)  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

          (iv)  Issuance of Units. The Units purchased or delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any certificates to make appropriate reference to such restrictions.

           (v)  Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

          (vi)  Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange, no delivery shall occur until such time as the Committee, in good faith, determines that the delivery of Units may be made without violating applicable law or the applicable rules or regulations of any governmental agency or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

         (vii)  Change in Control, Similar Events. Upon the occurrence of a Change of Control, a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving the Partnership, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding:

            (A)  provide for either (i) the cancellation and termination of any Award in exchange for an amount of cash, other property or securities, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights or if the Participant were a unitholder as of the date of the occurrence of such event (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with or the conversion of such Award into cash or other securities, rights or property selected by the Committee in its sole discretion;

            (B)  provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

            (C)  make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

            (D)  provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

            (E)  provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

  Notwithstanding the foregoing, (i) with respect to an above event that is an "equity restructuring" event that would be subject to a compensation expense pursuant FAS 123R if a discretionary change were made, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 6.

  Further, notwithstanding the foregoing, the Committee shall not take any action pursuant to this Section 6(h)(vii) that would result in a Participant becoming subject to the adverse tax consequences imposed by a violation of Section 409A of the Code as a result of such action.

        SECTION 7.    Amendment and Termination. Except to the extent prohibited by applicable law:

        (a)   Amendments to the Plan. Except as required by the rules of the principal securities exchange or inter-dealer quotation system on which the Units are traded or listed, by the Code, by the Exchange Act or other applicable law, and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, no amendment, alteration, suspension, discontinuance, or termination of the Plan will modify the time at which a payment related to an award that provides for the deferral of compensation within the meaning of Section 409A of the Code shall be made to any Participant except to the extent such a modification is permitted by, and in compliance with, Section 409A and the applicable guidance issued thereunder.

        (b)   Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 6(f)(vii) or, as determined by the Committee, in its sole discretion, as being necessary or appropriate to comply with applicable law, in any Award shall materially reduce the benefit of a Participant without the consent of such Participant. Notwithstanding the foregoing, if the terms of an Award would result in the imposition of the additional tax under Section 409A of the Code, the Award will be reformed, if possible, to avoid imposition of such tax in a manner that will result in the least adverse economic impact on the Participant and, for purposes of the Plan, such reformation shall be deemed not to reduce the Participant's rights thereunder and shall not require the Participant's consent.

        SECTION 8.    General Provisions.

        (a)   No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b)   Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

        (c)   No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any Affiliate or to remain as a Director or continue to provide services as a Consultant, as applicable. Further, the Company, the Partnership or an Affiliate may at any time dismiss a Participant from employment or services, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other agreement.

        (d)   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

        (e)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        (g)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

        (h)   No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be terminated or otherwise eliminated, with or without consideration.

        (i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (j)    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

        (k)   Participation by Affiliates. In making Awards to Employees employed by an entity other than the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

        (l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

        (m)  Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award, to the extent subject to Section 409A, to fail to comply with the requirements of Section 409A of the Code. With respect to any Award that is subject to Section 409A of the Code, the applicable provisions of Section 409A the Code and the regulations thereunder are hereby incorporated by reference and shall control over any provision of the Plan or any Award Agreement that is in conflict therewith. For purposes of such compliance, in the event that an Award that is subject to Section 409A of the Code is payable in connection with a Participant's termination of service as an Employee, Consultant or Director, such payments shall be made only in connection with a "separation from service" within the meaning of Section 409A of the Code and the regulations thereunder (a "Separation from Service"). Further, notwithstanding anything to the contrary in this Plan, in the event an Award issued under the Plan is subject to Section 409A of the Code, (i) if upon a Participant's Separation from Service, the Participant is a "specified employee" within the meaning of Section 409A of the Code, and the deferral of any amounts or benefits otherwise payable or to be provided under any Award made pursuant to this Plan as a result of the Participant's Separation from Service is necessary in order to prevent any accelerated or additional tax to the Participant under Section 409A of the Code, then the Company will delay the payment of any such amounts or the provision of any such benefits hereunder until the earliest of (x) the date that is six (6) months following the date of the Participant's Separation from Service and (y) the date of the Participant's death following such Separation from Service. Upon the expiration of the applicable deferral period, any delayed amounts will be paid to the Participant in a single lump sum, with interest from the date otherwise payable, at the prime rate as published in The Wall Street Journal on the Participant's Separation from Service, and any delayed benefits will be provided on such date.

        SECTION 9.    Term of the Plan.

        The Plan shall become effective on the date of its approval by the Board and shall terminate on, and no Awards may be granted after, the earliest of (i) the date established by the Board or the Committee, (ii) the 10th anniversary of the date the Plan was adopted by the Company (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or (iii) the date Units are no longer available for delivery pursuant to Awards under the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to any Plan termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of                        , 2007, by its Chief Executive Officer pursuant to prior action taken by the Board.

EXCO PARTNERS GP LP, LLC
		By:	Douglas H. Miller Chairman and Chief Executive Officer
ATTEST:
By:	William L. Boeing Vice President and Secretary

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FORM OF EXCO PARTNERS, LP 2008 LONG-TERM INCENTIVE PLAN